UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025

Tivic Health Systems, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41052	81-4016391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47685 Lakeview Blvd.
Fremont, California		94538
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 888 276-6888

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TIVC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Lisa Wolf as Permanent Chief Financial Officer

On July 3, 2025, the board of directors (the “Board”) of Tivic Health Systems, Inc. (the “Company”) appointed Lisa Wolf to serve as the Company’s permanent Chief Financial Officer, effective July 7, 2025. She has been serving as the Company’s Interim Chief Financial Officer as a non-employee consultant since October 2024, prior to which she played a key role in supporting the Company’s accounting and Securities and Exchange Commission reporting functions on an out-sourced basis since June 2022. In connection with her appointment as permanent Chief Financial Officer of the Company, Ms. Wolf will become an employee of the Company and will no longer continue to serve as a consultant.

In connection with Ms. Wolf’s appointment as permanent Chief Financial Officer, on July 4, 2025, the Company and Ms. Wolf entered into an executive employment agreement (the “Wolf Employment Agreement”), which has an effective date of July 7, 2025. Pursuant to the Wolf Employment Agreement, Ms. Wolf (i) is entitled to receive a base salary of $240,000 per annum (subject to review and adjustment in accordance with the Company’s normal performance review practices); (ii) will be eligible to receive, at the sole discretion of the Board, an annual end-of-year incentive bonus in an amount up to 35% of her base salary; and (iii) may be eligible to receive annual focal grants, as determined by the Board or the Compensation Committee of the Board, pursuant to the Company’s Amended and Restated 2021 Equity Incentive Plan (the “2021 Plan”). Additionally, the Company’s Chief Executive Officer shall recommend to the Board, at the next meeting thereof, that the Board grant Ms. Wolf an equity incentive award, in line with similarly situated executives of the Company, in connection with her appointment as permanent Chief Financial Officer.

Pursuant to the Wolf Employment Agreement, Ms. Wolf’s employment is “at will,” meaning that either she or the Company are entitled to terminate Ms. Wolf’s employment at any time and for any reason, with or without cause. In the event that her employment with the Company is terminated for any reason before December 31 of any given year, she will not be entitled to receive an annual end-of-year incentive bonus. In the event that (i) Ms. Wolf elects to terminate her employment with the Company other than for good reason, (ii) the Company terminates her employment for cause, or (iii) her employment is terminated as a result of her death or disability, then Ms. Wolf will not be entitled to receive any separation benefits. In the event that Ms. Wolf terminates her employment for good reason or the Company terminates her employment without cause, then she shall be entitled to receive severance in an amount equal to 1/12 of her base salary for a period of six months after termination, payable in accordance with the Company’s standard payroll procedures, and the Company shall pay her COBRA coverage for a period of six months after termination.

The foregoing summary of the Wolf Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Wolf Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

There is no arrangement or understanding between Ms. Wolf and any other person pursuant to which Ms. Wolf was appointed as the permanent Chief Financial Officer of the Company. There are no family relationships between Ms. Wolf and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer. Ms. Wolf has not engaged in any related-person transactions required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Transition of Blake Gurfein from Chief Scientific Officer to Consultant

On June 30, 2025, Blake Gurfein notified the Company of his decision to step down as Chief Scientific Officer of the Company, effective July 4, 2025, to pursue other opportunities. Commencing July 4, 2025, and for a period of no less than six months (subject to certain limitations), Dr. Gurfein will continue to provide part-time services to the Company as a consultant and will aid in the further development of the Company’s vagus nerve stimulation program. During the term of his consultancy, he will be entitled to receive $20,000 per month as compensation for services rendered to the Company.

Dr. Gurfein’s decision to step down was not based on any disagreement with the Company on any matter relating to its operations, policies or practices.

As a result of Dr. Gurfein’s transition from Chief Scientific Officer to a consultant, that offer letter entered into by and between the Company and Dr. Gurfein in 2018, as amended, terminated effective July 4, 2025. In connection with the termination of his employment, subject to his execution and non-revocation of a waiver and release of claims agreement, (i) Dr. Gurfein will be entitled to receive a lump sum cash payment of $45,938, less standard deductions; (ii) he will have the right to continue his medical, dental or vision benefits, at his sole expense, should he timely elect COBRA coverage; and (iii) his outstanding unvested equity awards granted under the 2021 Plan or the Company’s predecessor equity incentive plan will continue to vest for so long as he continues to provide services to the Company as a consultant.

Amendment to the Company’s Amended and Restated 2021 Equity Incentive Plan

As described in Item 5.07 below, on June 30, 2025, at the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”), the Company’s stockholders approved an amendment (the “Plan Amendment”) to the Company’s 2021 Plan to increase the number of shares of common stock authorized for issuance thereunder by 425,000 shares. The Plan Amendment was previously approved by the Board, subject to stockholder approval, on May 14, 2025. The Plan Amendment became effective on June 30, 2025 following receipt of stockholder approval.

Additional information regarding the Plan Amendment is set forth in the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) filed by the Company with the Securities and Exchange Commission on June 2, 2025, which information is incorporated herein by reference. Such information and the foregoing description of the Plan Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment No. 1 to Amended and Restated 2021 Equity Incentive Plan of the Company, a copy of which is attached to this Current Report Exhibit 10.2 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 30, 2025, the Company held the Annual Meeting in a virtual format. As of the close of business on May 14, 2025, the record date for the Annual Meeting (the “Record Date”), there were 878,341 shares of Company common stock issued and outstanding. Holders of outstanding shares of the Company’s Series A Non-Voting Convertible Preferred Stock (“Series A Preferred Stock”) as of the Record Date were not entitled to vote such shares on any of the matters presented to stockholders for approval at the Annual Meeting. Accordingly, only stockholders of record of shares of the Company’s common stock as of the close of business on the Record Date were entitled to vote at the Annual Meeting. At the Annual Meeting, 360,210 of the Company’s 878,341 outstanding shares of common stock entitled to vote as of the Record Date, or approximately 41.0%, were represented by proxy or in person (virtually), and, therefore, a quorum was present.

As discussed in additional detail in the Proxy Statement, for purposes of the listing rules of the Nasdaq Stock Market, (i) holders of an aggregate of 111,339 shares of common stock as of the Record Date were not entitled to vote on Proposal No. 4, and (ii) the holder of 29,800 shares of common stock as of the Record Date was not entitled to vote on Proposal No. 6. Therefore, a total of 111,339 votes cast in favor of Proposal No. 4 and 29,800 votes cast in favor of Proposal No. 6 have been excluded from the voting results set forth below due to the fact that they were not entitled to be voted on such proposals in accordance with Nasdaq rules.

The proposals voted on at the Annual Meeting are more fully described in the Proxy Statement, which information is incorporated herein by reference.

The final voting results on the proposals presented for stockholder approval at the Annual Meeting were as follows:

Proposal No. 1: The Company’s stockholders elected one Class I director, to hold office until the Company’s 2028 annual meeting of stockholders, or until her successor is duly elected and qualified, subject to prior death, resignation or removal, as follows:

Name of Director	Votes For	Withhold	Broker Non-Votes
Christina Valauri	135,373	1,632	223,205

Proposal No. 2: The Company’s stockholders approved the Plan Amendment to increase the number of shares of the Company’s common stock authorized for issuance under the 2021 Plan by 425,000 shares, pursuant to the terms and conditions of the 2021 Plan, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
131,428	5,355	222	223,205

Proposal No. 3: The Company’s stockholders ratified the selection of Rosenberg Rich Baker Berman, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
336,770	11,063	12,377	0

Proposal No. 4: The Company’s stockholders approved, in accordance with Nasdaq Listing Rule 5635(a) and Nasdaq Listing Rule 5635(d), the issuance of shares of the Company’s common stock, including upon conversion of shares of its Series A Preferred Stock that have been, or may in the future be, issued pursuant to that Exclusive License Agreement entered into by and between the Company and Statera Biopharma, Inc. on February 11, 2025, as may be amended from time to time, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,539*	1,801	326	223,205

* As noted above, excludes an aggregate of 111,339 votes cast in favor of Proposal No. 4, in accordance with Nasdaq listing rules.

Proposal No. 5: The Company’s stockholders approved, in accordance with Nasdaq Listing Rule 5635(d), the issuance of shares of the Company’s common stock upon conversion of those shares of its Series B Non-Voting Convertible Preferred Stock and exercise of those warrants to purchase shares of its common stock that the Company may in the future issue to an investor pursuant to that Securities Purchase Agreement entered into by and between the Company and such investor on April 29, 2025, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
134,864	1,815	326	223,205

Proposal No. 6: The Company’s stockholders approved, in accordance with Nasdaq Listing Rule 5635(d), the sale and issuance of shares of the Company’s common stock pursuant to that Equity Purchase Agreement entered into by and between the Company and Mast Hill Fund, L.P. on March 18, 2025, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
105,081*	1,814	310	223,205

* As noted above, excludes an aggregate of 29,800 votes cast in favor of Proposal No. 4, in accordance with Nasdaq listing rules.

Proposal No. 7: The Company’s stockholders approved the adjournment of the Annual Meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in the event the Company did not receive sufficient votes in favor of any of the foregoing proposals, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
355,002	4,563	645	0

Although Proposal No. 7 was approved by the Company’s stockholders, the Chair of the Annual Meeting did not elect to adjourn the meeting, as all of the foregoing proposals were also approved.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement, by and between Tivic Health Systems, Inc. and Lisa Wolf, effective July 7, 2025.
10.2	First Amendment to Tivic Health Systems, Inc. Amended and Restated 2021 Equity Incentive Plan, dated June 30, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVIC HEALTH SYSTEMS, INC.

Date:	July 7, 2025	By:	/s/ Jennifer Erst
Name: Jennifer Ernst Title: Chief Executive Officer